EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           INTERLINK ELECTRONICS, INC.


                                   ARTICLE I

                                  STOCKHOLDERS

1.1 ANNUAL MEETING. The annual meeting of the stockholders shall be held on such date, and at such time and place as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

1.2 FAILURE TO HOLD ANNUAL MEETING. If the annual meeting is not held at the designated time, the directors shall cause the meeting to be held as soon thereafter as convenient. If there is a failure to hold an annual meeting for a period of 30 days after the date designated, any stockholder or director may apply to the Court of Chancery to summarily order a meeting held.

1.3 SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or by the Board of Directors or by such other persons as may be authorized by law to call a special meeting of the stockholders.

1.4 PLACE OF MEETINGS. Meetings of the stockholders shall be held at the principal business office of the corporation or at such other place as may be determined by the Board of Directors.

1.5 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to each stockholder entitled to vote at the meeting at the stockholder's address as it appears on the stock transfer records of the corporation, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the President, the Secretary or the Board of Directors.

1.6 WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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1.7      FIXING OF RECORD DATE.

         (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

         (b)      If no record date is fixed:

                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;

                  (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.8      VOTING RECORDS.

         (a) The officer who has charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this subsection (a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.


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         (b)      Upon the  willful  neglect  or  refusal  of the  directors  to produce such a list at or during any meeting for the election of directors as required by subsection (a) they shall be ineligible for election to any office at such meeting.

         (c) Except as otherwise required by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholder list or the books and records of the corporation, or to vote in person or by proxy at any meeting of stockholders.

1.9 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present at a meeting, a majority may adjourn the meeting from time to time to a different time and place without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

1.10 MAJORITY VOTE; ACTION WITHOUT A MEETING. The vote of the holders of a majority of the shares present and entitled to vote at any duly organized meeting shall decide any question (other than the election of directors) unless the vote of a greater number shall be required by law, the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the shares present and entitled to vote in the election of directors at any duly organized meeting at which directors are to be elected. Any action which the stockholders could take at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and the consent shall be filed with the minutes of the corporation.

1.11 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by a duly authorized attorney in fact. The proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

1.12     VOTING OF SHARES BY CERTAIN HOLDERS.


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         (a)      Persons  holding  stock  in  a  fiduciary  capacity  shall  be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

         (b) If shares or other securities having voting power stand of record in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (1)      If only one votes, the act of such person binds all;

                  (2) If more than one vote, the act of the majority so voting binds all;

                  (3) If more than one vote and if the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

                                   ARTICLE II

                               BOARD OF DIRECTORS

2.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

2.2      NUMBER, TENURE AND QUALIFICATION.  Except as otherwise provided in this
         Section 2.2, the number of directors of the corporation shall be seven or such other number of directors determined by resolution of the directors and shall be divided into three classes, known as Class I, Class II and Class III, which Classes shall be, as nearly as possible, equal in number. The terms of office of each Class of directors shall be as provided in Article VII of the corporation's Certificate of Incorporation. The number of directors permitted under the Bylaws may be increased or decreased from time to time by resolution of the directors . Directors need not be residents of the State of Delaware or stockholders of the corporation.

2.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than the resolution.


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2.4      SPECIAL  MEETINGS.  Special  meetings of the Board of Directors  may be called by or at the request of the Chairman or the President or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

2.5 NOTICE. Written notice of any special meeting of the Board of Directors shall be given at least two days prior to the meeting by personal delivery, by mail or by telegram. If mailed, notice shall be deemed to be given when deposited in the United States mails addressed to the director at the director's business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

2.6 WAIVER OF NOTICE. Whenever any notice is required to be given to any director of the corporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.7 QUORUM; MAJORITY VOTE. A majority of the number of directors fixed by or in accordance with Section 2.2 of this Article II, or such lesser number of directors as shall then be in office, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that a quorum shall in no case be less than one-third of the total number of directors constituting the full Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation or these Bylaws.

2.8      MEETING BY TELEPHONE CONFERENCE; CONSENT IN LIEU OF MEETING.

         (a) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

         (b) Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

2.9 VACANCIES. Except as otherwise provided by law, and subject to any agreement among stockholders of the Corporation relating to the composition of the Board of Directors of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of


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         directors  may be  filled  by  affirmative  vote of a  majority  of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be designated a member of the class of directors in which such vacancy has occurred and shall serve until the next annual meeting of stockholders at which directors of that class are elected and until a successor shall have been elected and qualified.

2.10 COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.11 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent to the action is entered in the minutes of the meeting or unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

2.12     TRANSACTIONS WITH DIRECTORS.

         (a) Any contract or other transaction or determination between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested, shall be valid notwithstanding the relationship or interest or the presence or participation of such director or directors in a meeting of the Board of Directors or a committee thereof which acts upon or in reference to such contract, transaction or determination, if:

                  (1) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee and it authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  (2) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

         (b) None of the provisions of this section shall invalidate any contract, transaction or determination which would otherwise be valid under applicable law.


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2.13     REMOVAL.  All or  any  number  of the  directors  may,  subject  to any agreement among stockholders of the Corporation, be removed with cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors and otherwise as provided by applicable law.

2.14 RESIGNATION. Any director may resign by delivering his or her resignation, in writing, to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective on receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                                  ARTICLE III

                                   COMMITTEES

3.1 DESIGNATION. The Board of Directors may designate from among its members an executive committee and/or one or more other committees, each consisting of one or more directors. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

3.2 POWERS. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (including the power and authority to designate other committees of the Board of Directors or to appoint members to other committees of the Board of Directors), and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (ii) adopting, amending, or repealing any Bylaw of the Corporation.

3.3      PROCEDURES; MEETINGS; QUORUM.

         (a) The Board of Directors shall appoint Chairman and the committee shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings.

         (b) Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the Chairman or the President or of any member of the committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or


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                  telephone  shall be  sufficient  if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

         (c) Attendance of any member of a committee at a meeting shall constitute a waiver of notice of the meeting. A majority of a committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of a committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

         (d) Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The consent shall have the same effect as a unanimous vote of the committee.

         (e) The Board of Directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

3.4 ELECTION TO BE GOVERNED BY SECTION 141(C) (2). The corporation elects to be governed by paragraph (2) of Section 141(c) of the Delaware General Corporation Law.

                                   ARTICLE IV

                                    OFFICERS

4.1 NUMBER. The officers of the corporation shall be a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.

4.3 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.


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4.4      VACANCIES.  A vacancy  in any  office  because  of death,  resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.5 CHAIRMAN. The Chairman shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The Chairman shall, if present, preside at all meetings of stockholders and of directors. The Chairman may execute on behalf of the corporation all contracts, agreements, stock certificates and other instruments. The Chairman shall from time to time report to the Board of Directors all matters within the Chairman's knowledge affecting the corporation which should be brought to the attention of the Board. The Chairman may vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The Chairman shall perform such other duties as may be required by the Board of Directors.

4.6 PRESIDENT. The President shall be the chief operating officer of the corporation and shall be in general charge of its operations, subject to the control of Chairman and the Board of Directors. In the absence of the Chairman, the President shall preside at all meetings of stockholders and at all meetings of directors. The President may execute on behalf of the corporation all contracts, agreements, stock certificates and other instruments. The President may vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The President shall perform such other duties as may be required by the Chairman or the Board of Directors. In the event of the Chairman's death or inability or refusal to act, the President shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman.

4.7 SECRETARY. The Secretary shall keep the minutes of all meetings of the directors and stockholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties as may be required by the Board of Directors.

4.8 VICE PRESIDENTS. In the event of the death or inability or refusal to act, of both the Chairman and the President, a Vice President (selected as provided below) shall perform the duties of the Chairman and the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman and the President. In the event the Board of Directors has appointed more than one Vice President, the duties of the President and Chairman shall be undertaken by the most senior Vice President able to undertake such duties. Seniority shall be determined based on any classifications among Vice Presidents established by the Board of Directors and, within any such classification, based on the date of appointment to that position. Any Vice President shall perform such other duties assigned by the Chairman or the President or by the Board of Directors.

4.9 TREASURER. The Treasurer shall be the chief financial and accounting officer of the corporation. The Treasurer shall keep correct and complete records of accounts showing the


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


         financial condition of the corporation. The Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the corporation. The Treasurer shall deposit all funds of the corporation that come into the Treasurer's hands in depositories that the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as assigned by the Board of Directors may require.

4.10 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

                                    ARTICLE V

                                    INDEMNITY

5.1 GRANT OF INDEMNITY. The Corporation shall indemnify to the fullest extent then permitted by the law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or serves or served at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Any person other than a director or officer who is or was an employee or agent of the Corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

5.2 NO LIABILITY OF DIRECTORS. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the liability of a director shall not be eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


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


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1      CERTIFICATES FOR SHARES.

         (a) Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

         (b) The name and address of the person to whom the shares represented by each certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.2 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of such officers by a transfer agent or a registrar other than the corporation itself.

6.4 OFFICER CEASING TO ACT. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were such officer at the date of its issuance.

6.5 FRACTIONAL SHARES. The corporation shall not issue certificates for fractional shares.


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


                                   ARTICLE VII

                       LOANS, CHECKS AND OTHER INSTRUMENTS

7.1 CONTRACTS. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness for money borrowed shall be issued in its name unless authorized by a resolution of the Board of Directors; provided, however, that the foregoing prohibitions shall not apply to trade credit in the ordinary course of business. Such authority may be general or confined to specific instances.

7.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE VIII

                                      SEAL

8.1 SEAL. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

8.2 SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

8.3 EVIDENCE OF AUTHORITY. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

                                   ARTICLE IX

                                   AMENDMENTS

                  These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or by the stockholders at any regular or special meeting.


                                          Adopted:  October 4, 2006


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